UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 20, 2013

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2013, IMAX Corporation (the “Company”) came to agreement with Richard L. Gelfond, the Company’s Chief Executive Officer, with respect to the key terms of his continued employment with the Company. Prior to the new arrangement, Mr. Gelfond’s employment agreement was to terminate on December 31, 2013. Under the terms of his new arrangement, Mr. Gelfond’s employment has been extended for three years through December 31, 2016. Pursuant to the new arrangement, Mr. Gelfond’s annual salary will be increased to $1.1 million. Mr. Gelfond will continue to be eligible to receive a cash bonus of up to two times his base salary, with a target bonus of one times salary. The bonus is granted at the discretion of the Company’s Board of Directors and is based upon the success of the Company in achieving certain goals and objectives.

In addition, Mr. Gelfond will receive three annual stock option grants valued at $3.9 million per annum. The 2014 stock option grant will vest in 9 equal installments on May 1, September 1 and December 31 of 2014, 2015 and 2016. The 2015 stock option grant will vest in 6 equal installments on May 1, September 1 and December 31 of each of 2015 and 2016. The 2016 stock option grant will vest in 3 equal installments on May 1, 2016, September 1, 2016 and December 31, 2016. Mr. Gelfond will also receive an upfront grant of 134,948 restricted share units (“RSUs”) equal to three years of grants of RSUs. The RSUs will vest in three equal installments on December 31, 2014, December 31, 2015 and December 31, 2016. The 2014 stock options and RSUs will be granted by the Company as soon as possible after the lifting of the Company’s annual earnings blackout period.

Under the terms of the new arrangement, if Mr. Gelfond’s employment is terminated without cause, or if he resigns for good reason at any time after the change of control, then unvested stock options and RSUs vest automatically and stock option grants described in the arrangement but not yet granted will be paid out in cash at their grant date value. Furthermore, if Mr. Gelfond’s employment is terminated without cause, if he resigns for good reason, or if his contract is not renewed on substantially the same terms as new arrangement, Mr. Gelfond will have no later than: (i) five years after such termination, resignation or non-renewal to exercise his options under his 2014 stock option grant, (ii) four years to exercise his options under his 2015 stock option grant, and (iii) three years to exercise his options under his 2016 stock option grant. Upon Mr. Gelfond’s resignation without good reason, Mr. Gelfond will have two years after such resignation to exercise his stock options.

Others terms shall be substantially the same as under Mr. Gelfond’s prior employment agreement. A long form agreement memorializing the terms of Mr. Gelfond’s new employment arrangement will be entered into by the Company and Mr. Gelfond in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: December 27, 2013	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer & Chief Business Development Officer

	By:	/s/ G. Mary Ruby
	Name:	G. Mary Ruby
	Title:	Chief Administrative Officer & Corporate Secretary